UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 27, 2009)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2009, the Compensation and Employee Benefits Committee of the Board of Directors (the “Committee”) of Caraustar Industries, Inc. (the “Company”) made the determinations described below with regard to incentive compensation and annual base salary increases for the Company’s named executive officers.

Annual Incentive Awards Earned in 2008. For 2008, the named executives had an opportunity to earn: up to 60% of their annual base salary upon achievement of Company financial performance objectives expressed as a specific range of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) targets set by the Committee at the beginning of 2008; and up to 15% of their base salary for achieving certain individual performance goals approved by the Committee.

The Company exceeded the minimum threshold for incentive payouts under the financial performance objectives and earned 40% of the opportunity. In addition, the named executive officers received an award based on the extent to which the Committee determined those named executives achieved their respective individual performance objectives. The payments below represent the aggregate incentive payment for both the financial component and individual performance component of the incentive awards.

Michael J. Keough	$234,375.03

Ronald J. Domanico	158,130.00

Steve L. Kelchen	134,723.43

Gregory B. Cottrell	91,009.82

William A. Nix, III	75,875.65

In addition to the payment noted above, the Committee approved a payment of $50,000.00 to Mr. Cottrell in recognition of the work associated with the prospective sale of the Company’s Recovered Fiber Group.

Also on February 25, 2009, the Committee approved incentive awards of $118,439.97 and $108,393.75 earned in 2008 and paid in 2009 to Thomas C. Dawson, former Vice President of the Company’s Mill Group, and John R. Foster, former Vice President of Sales and Marketing, respectively . The incentive awards paid to Messrs. Dawson and Foster are pursuant to Separation and Retirement Agreements entered into between Mr. Dawson and the Company and Mr. Foster and the Company on or about December 15, 2008.

Base Salaries for 2009. The Committee also approved an increase to Mr. Kelchen’s base salary based on Mr. Kelchen’s assumption of increased operational responsibilities. Mr. Kelchen’s salary was increased 5% from $361,015 to $380,000. The salary increase will take effect March 1, 2009. None of the other executive officers received salary increases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer